Exhibit 99.1

Key Energy Services, Inc.	March 9, 2020
1301 McKinney Street Suite 1800 Houston, TX 77010	Contact: Marshall Dodson 713-651-4403

FOR IMMEDIATE RELEASE

Key Energy Services Announces Completion of Restructuring

HOUSTON, TX, March 9, 2020—Key Energy Services, Inc. (“Key” or the “Company”) announced today that on March 6, 2020, the Company completed the transactions described in its previously announced Restructuring Support Agreement (the “RSA”). Pursuant to the RSA and related agreements, lenders collectively holding over 99.5% of the Company’s term loans exchanged approximately $241.9 million aggregate outstanding principal of such term loans (together with accrued interest) into (1) approximately 13.3 million newly issued shares of common stock of the Company and (2) $20 million of term loans under a new approximately $51.2 million term loan facility. The 13.3 million shares issued to the lenders represent 97% of the outstanding shares of common stock following such exchange and give effect to the 50-for-1 reverse stock split also implemented by the Company on March 6, 2020. As part of the new term loan facility, the lenders also provided $30 million of new term loan funding.

As contemplated by the RSA, on March 6, 2020, the Board of Directors of the Company also declared a dividend of two series of warrants to each stockholder of record as of the close of business on February 18, 2020, pursuant to which stockholders will receive their pro rata share of the warrants based on their ownership of common stock as of the record date. The first series of warrants will entitle the holders to purchase in the aggregate 1,669,730 shares of the Company’s Common Stock, at an exercise price of $19.23 per share of common stock and subject to adjustment as set forth in the warrant agreement. The second series of warrants will entitle the holders to purchase in the aggregate 1,252,297 shares of the Company’s common stock, at an exercise price of $28.85 per share of common stock and subject to adjustment as set forth in the warrant agreement. Each series of warrants will have a four-year exercise period.

In connection with the Restructuring, Key entered into a third amendment to its existing ABL facility (the “New ABL Facility”). The New ABL Facility, among other things, (i) reduces the lenders’ aggregate commitments to make revolving loans to $70 million and (ii) increases the applicable interest rate margin by 75 basis points to 275–375 basis points for LIBOR borrowing and 175–225 basis points for base rate borrowing, in each case depending on the fixed charge coverage ratio at the time of determination. The New ABL Facility contains affirmative and negative covenants that are substantially similar to those under the Company’s prior term loan facility.

On March 6, 2020, in connection with the Restructuring, Bryan Kelln, Mary Ann Sigler, Paul T. Bader, Philip Norment, and Steven H. Pruett resigned as members of the Board. As contemplated by the RSA and pursuant to a stockholders agreement entered into on March 6, 2020, J. Marshall Dodson, current Interim Chief Executive Officer of the Company, Harry Quarls, Alan Menkes and Marcus Rowland were appointed to the Board on March 6, 2020. Harry Quarls was appointed Chairman of the Board of Directors.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States.

March 9, 2020

Cautions Regarding Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections and its management’s beliefs and assumptions concerning future events and financial trends affecting its financial condition and results of operations. In some cases, you can identify these statements by terminology such as “may,” “will,” “should,” “predicts,” “expects,” “believes,” “anticipates,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements. In evaluating those statements, you should carefully consider the information above as well as the risks outlined in “Item 1A. Risk Factors,” in Key’s Annual Report on Form 10-K for the year ended December 31, 2018 and in other reports Key files with the SEC.

Key undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K except as required by law. All of Key’s written and oral forward-looking statements are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.

Important factors that may affect Key’s expectations, estimates or projections include, but are not limited to, the following: Key’s ability to satisfy its cash and liquidity needs, including its ability to generate sufficient liquidity or cash flow from operations or to obtain adequate financing to fund its operations or otherwise meet its obligations as they come due; Key’s ability to retain employees, customers or suppliers as a result of its financial condition generally or as a result of its recent restructuring; Key’s inability to achieve the potential benefits of the restructuring; conditions in the services and oil and natural gas industries, especially oil and natural gas prices and capital expenditures by oil and natural gas companies; Key’s ability to achieve the benefits of cost-cutting initiatives, including its plan to optimize its geographic footprint, including exiting certain locations and reducing its regional and corporate overhead costs; Key’s ability to implement price increases or maintain pricing on its core services; risks that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed in its businesses; industry capacity; asset impairments or other charges; the low demand for Key’s services and resulting operating losses and negative cash flows; Key’s highly competitive industry as well as operating risks, which are primarily self-insured, and the possibility that its insurance may not be adequate to cover all of its losses or liabilities; significant costs and potential liabilities resulting from compliance with applicable laws, including those resulting from environmental, health and safety laws and regulations, specifically those relating to hydraulic fracturing, as well as climate change legislation or initiatives; Key’s historically high employee turnover rate and its ability to replace or add workers, including executive officers and skilled workers; Key’s ability to implement technological developments and enhancements; severe weather impacts on Key’s business, including hurricane activity; Key’s ability to successfully identify, make and integrate acquisitions and its ability to finance future growth of its operations or future acquisitions; Key’s ability to achieve the benefits expected from disposition transactions; the loss of one or more of Key’s larger customers; the amount of Key’s debt and the limitations imposed by the covenants in the agreements governing its debt, including its ability to comply with covenants under its current debt agreements; an increase in Key’s debt service obligations due to variable rate indebtedness; Key’s inability to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and its inaccurate assessment of future activity levels, customer demand, and pricing stability which may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); Key’s ability to respond to changing or declining market conditions, including Key’s ability to reduce the costs of labor, fuel, equipment and supplies employed and used in its businesses; the adverse impact of litigation; and other factors affecting Key’s business described in “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2018, and other reports Key files with the SEC.

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